                   FEE WAIVER/EXPENSE REIMBURSEMENT AGREEMENT

         THIS FEE WAIVER/EXPENSE REIMBURSEMENT AGREEMENT (this
"Agreement") is entered into as of the ___ day of _________, 2000, by and between Mercury Asset Management Master Trust (the "Trust"), on behalf of its portfolio, Mercury Master Select Growth Portfolio (the "Portfolio"), Mercury
Asset Management Funds, Inc. (the "Corporation") on behalf of its series,
Mercury Select Growth Fund (the "Fund") and Mercury Asset Management US (the
"Investment Adviser"), a division of Fund Asset Management, L.P. ("FAM"), and
FAM (the "Administrator").

                                    RECITALS:

         WHEREAS, the Trust, on behalf of the Portfolio, and the Investment
Adviser are parties to an Investment Advisory Agreement (the "Advisory
Agreement") dated as of _____________, 2000, pursuant to which the Investment
Adviser is entitled to receive for its services to the Portfolio under the
Advisory Agreement a fee based upon the average daily value of the net assets of the Portfolio at the annual rate set forth on Exhibit A annexed hereto (the
"Advisory Fee");

         WHEREAS, the Corporation, on behalf of the Fund, and the Administrator are parties to an Administration Agreement (the "Administration Agreement")
dated as of _____________, 2000, pursuant to which the Administrator is entitled to receive for its services to the Fund under the Administration Agreement a fee based upon the average daily value of the net assets of the Fund at the annual rate set forth on Exhibit B annexed hereto (the "Administration Fee");

         WHEREAS, the Investment Adviser and Administrator desire to waive the
Advisory and Administration Fees and/or reimburse expenses of either the Fund or the Portfolio, as necessary, to the extent necessary to ensure that the annual net total expenses incurred by each class of the Fund will not exceed the amounts set forth on Exhibit C annexed hereto; and

         WHEREAS, shareholders of the Fund will benefit from the ongoing waiver and/or expenses reimbursement by incurring lower Fund operating expenses than they would absent such waiver and/or expense reimbursement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the parties hereto agrees as follows:

         1. Waiver of Advisory Fee; Duration. The Investment Adviser and
Administrator hereby agree to waive the Advisory and Administration Fees and/or reimburse expenses of either the Fund or the Portfolio, as necessary, to the extent necessary to ensure that the annual net total operating expenses incurred by each class of the Fund will not exceed the amounts set forth on Exhibit C annexed hereto. This Agreement shall be effective for the Fund's current fiscal year and for each of the two fiscal years thereafter unless the Investment
Adviser and Administrator

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shall notify the Corporation on behalf of the Fund of the termination of this contractual fee waiver and/or expense reimbursement not less than 30 days prior to the end of the then current fiscal year.

         2. Acknowledgments of Investment Adviser. The Investment Adviser and
Administrator hereby acknowledge that the Corporation will rely on this
Agreement in preparing a registration statement on Form N-1A and any amendments and supplements thereto and in accruing the Fund's expenses for purposes of calculating net asset value and for other purposes, and expressly permits the
Corporation to do so.

         3. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

         4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

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         IN WITNESS WHEREOF, the Investment Adviser, the Administrator, the
Trust and the Corporation have agreed to this Agreement as of the day and year first set forth above.

                            MERCURY ASSET MANAGEMENT US,
                            a division of Fund Asset Management, L.P.

                            By: PRINCETON SERVICES, INC.,
                            General Partner
                            By: _____________________________
                                     Name:
                                     Title:

                            FUND ASSET MANAGEMENT, L.P.

                            By: PRINCETON SERVICES, INC.,
                            General Partner
                            By: _____________________________
                                     Name:
                                     Title:

                            MERCURY ASSET MANAGEMENT MASTER TRUST
                            on behalf of Mercury Master Select Growth Portfolio

                            By: ________________________________
                                     Name:
                                     Title:

                            MERCURY ASSET MANAGEMENT FUNDS, INC.
                            on behalf of Mercury Select Growth Fund

                            By: ________________________________
                                     Name:
                                     Title:

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                                                                       EXHIBIT A

          Name of Portfolio                                   Advisory Fee
          -----------------                                   ------------
Mercury Master Select Growth Portfolio............................0.50%

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                                                                       EXHIBIT B

            Name of Fund                                 Administration Fee
            ------------                                 ------------------
Mercury Select Growth Fund......................................0.25%

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                                                                       EXHIBIT C

    Maximum Annual Net Total Expenses for Mercury Select Growth Fund by Class

--------------------------------------------------------------------------------
                    Class I         Class A           Class B           Class C
--------------------------------------------------------------------------------
Mercury Select      1.25%           1.60%             2.25%             2.25%
Growth Fund
--------------------------------------------------------------------------------

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